Exhibit 99.1

Teradyne Reports Third Quarter 2019 Results

•	Semiconductor Test demand for 5G infrastructure remained strong

•	Memory test shipments grew 23% sequentially on Flash demand

•	Industrial Automation revenue up 4% from Q3’18

•	Q3’19 GAAP earnings per share grew 19% and Non-GAAP earnings per share grew 8% from Q3’18

•	Full year GAAP earnings per share expected to grow 11% and Non-GAAP earnings per share to grow 16% from 2018 at mid-point of guidance

	Q3’19	Q3’18	Q2’19
Revenue (mil)	$582	$567	$564
GAAP EPS	$0.75	$0.63	$0.55
Non-GAAP EPS	$0.77	$0.71	$0.66

==========================================

NORTH READING, Mass. – October 22, 2019 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $582 million for the third quarter of 2019 of which $398 million was in Semiconductor Test, $73 million in System Test, $69 million in Industrial Automation and $42 million in Wireless Test. GAAP net income for the third quarter was $135.9 million or $0.75 per diluted share. On a non-GAAP basis, Teradyne’s net income in the third quarter was $133.4 million, or $0.77 per diluted share, which excluded acquired intangible asset amortization, restructuring and other, non-cash convertible debt interest, discrete income tax adjustments, and included the related tax impact on non-GAAP adjustments.

“Our Semiconductor Test business continued to deliver strong results in the quarter driving company sales and earnings above the July guidance ranges, despite Industrial Automation’s lower than expected revenue growth of 4% compared to last year’s Q3 level,” said Teradyne President and CEO Mark Jagiela. “Ongoing demand for 5G infrastructure and Flash memory test drove our Semiconductor Test performance in the quarter. In Industrial Automation, while mobile robot demand at MiR remained strong, and Universal Robots saw pockets of growth in Asia, overall demand at UR was lower than expected as weakness in the manufacturing sector impacted our business in the US and Europe.”

Guidance for the fourth quarter of 2019 is revenue of $590 million to $630 million, with GAAP net income of $0.63 to $0.74 per diluted share and non-GAAP net income of $0.73 to $0.84 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

“In Q4, our strong outlook is driven mainly by continued 5G and memory related Semiconductor Test demand and improved storage test shipments,” Jagiela commented. “For the full year, at the mid-point of our guidance, we expect our year-over-year sales to grow more than 7% to over $2.2 billion and non-GAAP earnings per share to grow 16%.”

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, will follow at 10 a.m. ET, Wednesday, October 23. Interested investors should access the webcast at investors.teradyne.com/events-presentations at least five minutes before the call begins. Presentation materials will be available starting at 10 a.m. ET. A replay will be available on the Teradyne investor site at investors.teradyne.com.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and include the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2018, Teradyne had revenue of $2.1 billion and today employs 5,300 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, use of proceeds and potential dilution from the senior convertible notes offering, and the impact of the U.S. tax reform, export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, or the impact of the U.S. tax reform, export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time. On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposes new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities. While most of our products are not subject to the EAR and therefore not affected by the Entity List restrictions, certain of our products are currently manufactured in the U.S. and thus subject to the Entity List restrictions. Compliance with the Entity List restrictions has not significantly impacted our sales, but could limit sales in the future. Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions, including the addition of Huawei and HiSilicon to the U.S. Department of Commerce Entity List; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the period ended June 30, 2019. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2019

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net revenues	$582,038	$564,178	$566,848	$1,640,315	$1,581,244
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	237,000	240,260	233,155	683,724	670,385

Gross profit	345,038	323,918	333,693	956,591	910,859
Operating expenses:
Selling and administrative (2)	109,166	108,811	100,199	319,990	290,115
Engineering and development	77,804	81,434	77,049	236,030	226,799
Acquired intangible assets amortization	9,647	10,083	11,142	30,363	28,633
Restructuring and other (3)	(6,500)	(10,404)	1,710	(11,792)	3,785

Operating expenses	190,117	189,924	190,100	574,591	549,332
Income from operations	154,921	133,994	143,593	382,000	361,527
Interest and other expense (4)	3,188	2,817	2,749	5,111	4,852

Income before income taxes	151,733	131,177	140,844	376,889	356,675
Income tax provision (5)	15,873	33,780	20,863	34,494	48,684

Net income	$135,860	$97,397	$119,981	$342,395	$307,991

Net income per common share:
Basic	$0.80	$0.57	$0.65	$2.00	$1.62

Diluted	$0.75	$0.55	$0.63	$1.92	$1.57

Weighted average common shares — basic	169,641	171,241	185,744	171,471	190,576

Weighted average common shares — diluted (6)	180,494	178,590	190,505	178,685	196,300

Cash dividend declared per common share	$0.09	$0.09	$0.09	$0.27	$0.27

(1) Cost of revenues includes:	Quarter Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Provision for excess and obsolete inventory	$3,049	$3,402	$3,347	$8,848	$9,522
Sale of previously written down inventory	(821)	(363)	(1,013)	(1,962)	(5,178)
Inventory step-up	—	383	—	383	372

	$2,228	$3,422	$2,334	$7,269	$4,716

(2)   For the quarter and nine months ended September 29, 2019, selling and administrative expenses include an equity charge of $2,109 for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(3) Restructuring and other consists of:	Quarter Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Contingent consideration fair value adjustment	$(7,759)	$(11,671)	$(768)	$(16,460)	$(9,236)
Employee severance	808	803	1,667	2,410	7,945
Acquisition related expenses and compensation	451	464	811	2,258	4,129
Other	—	—	—	—	947

	$(6,500)	$(10,404)	$1,710	$(11,792)	$3,785

(4) Interest and other includes:	Quarter Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Non-cash convertible debt interest	$3,453	$3,410	$3,286	$10,231	$9,737
Pension actuarial loss	—	448	267	448	196

	$3,453	$3,858	$3,553	$10,679	$9,933

(5)

For the quarter ended June 30, 2019, income tax provision includes a $15 million tax provision related to the finalization of our toll tax charge. For the nine months ended September 29, 2019, income tax provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return and a $15 million tax provision related to the finalization of our toll tax charge.

(6)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended September 29, 2019, June 30, 2019 and September 30, 2018, 5.8 million, 4.4 million and 3.0 million shares, respectively, have been included in diluted shares. For the nine months ended September 29, 2019 and September 30, 2018, 4.1 million and 3.4 million shares, respectively, have been included in diluted shares. For the three months ended September 29, 2019, June 30, 2019 and September 30, 2018, diluted shares also included 3.6 million, 1.8 million and 0.1 million shares, respectively, from the convertible note hedge transaction. For the nine months ended September 29, 2019 and September 30, 2018, diluted shares included 1.8 million and 0.6 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 29, 2019	December 31, 2018
Assets
Cash and cash equivalents	$593,939	$926,752
Marketable securities	342,538	190,096
Accounts receivable, net	357,886	291,267
Inventories, net	178,203	153,541
Prepayments and other current assets	182,013	170,826

Total current assets	1,654,579	1,732,482

Property, plant and equipment, net	307,567	279,821
Operating lease right-of-use assets, net	57,595	—
Marketable securities	103,558	87,731
Deferred tax assets	69,120	70,848
Other assets	22,724	11,509
Retirement plans assets	16,358	16,883
Acquired intangible assets, net	96,573	125,482
Goodwill	370,717	381,850

Total assets	$2,698,791	$2,706,606

Liabilities
Accounts payable	$117,936	$100,688
Accrued employees’ compensation and withholdings	127,912	148,566
Deferred revenue and customer advances	95,936	77,711
Other accrued liabilities	93,736	78,272
Operating lease liabilities	18,386	—
Contingent consideration	6,297	34,865
Income taxes payable	33,508	36,185

Total current liabilities	493,711	476,287

Retirement plans liabilities	121,340	117,456
Long-term deferred revenue and customer advances	42,592	32,750
Deferred tax liabilities	15,390	20,662
Long-term other accrued liabilities	9,803	37,547
Long-term contingent consideration	11,783	35,678
Long-term operating lease liabilities	46,813	—
Long-term income taxes payable	83,782	83,891
Debt	390,942	379,981

Total liabilities	1,216,156	1,184,252
Shareholders’ equity	1,482,635	1,522,354

Total liabilities and shareholders’ equity	$2,698,791	$2,706,606

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Cash flows from operating activities:
Net income	$135,860	$119,981	$342,395	$307,991

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,626	16,774	51,508	49,930
Amortization	11,873	12,732	36,849	32,909
Deferred taxes	(3,492)	7,130	(2,977)	24,442
Stock-based compensation	10,713	7,702	28,822	25,327
Provision for excess and obsolete inventory	3,049	3,347	8,848	9,522
Contingent consideration fair value adjustment	(7,759)	(768)	(16,460)	(9,236)
Retirement plan actuarial loss	—	267	448	196
Gains on marketable securities	(417)	(1,182)	(4,158)	(420)
Other	181	530	610	936
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	12,689	101,596	(66,789)	(77,807)
Inventories	(11,696)	(12,834)	(14,143)	(34,117)
Prepayments and other assets	949	(30,360)	(16,118)	(28,719)
Accounts payable and other liabilities	35,231	24,279	20,807	16,124
Deferred revenue and customer advances	11,953	(695)	27,779	9,823
Retirement plans contributions	(1,361)	(1,071)	(3,775)	(3,244)
Income taxes	(16,251)	(6,844)	(31,224)	(33,152)

Net cash provided by operating activities	199,148	240,584	362,422	290,505

Cash flows from investing activities:
Purchases of property, plant and equipment	(37,092)	(25,606)	(96,048)	(88,269)
Proceeds from government subsidy for property, plant and equipment	—	7,920	—	7,920
Purchases of marketable securities	(121,358)	(162,450)	(605,539)	(809,521)
Proceeds from sales of marketable securities	17,820	14,111	60,274	843,164
Proceeds from maturities of marketable securities	160,279	464,238	393,472	934,100
Proceeds from life insurance	2,639	1,126	2,912	1,126
Purchase of investments and acquisition of businesses, net of cash acquired	—	1,158	(21,970)	(169,474)

Net cash provided by (used for) investing activities	22,288	300,497	(266,899)	719,046

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	14,191	10,278	29,280	20,959
Repurchase of common stock	(121,560)	(201,468)	(368,782)	(562,263)
Dividend payments	(15,250)	(16,638)	(46,269)	(51,320)
Payments related to net settlement of employee stock compensation awards	(104)	(90)	(14,550)	(19,841)
Payments of contingent consideration	—	—	(27,615)	(13,571)

Net cash used for financing activities	(122,723)	(207,918)	(427,936)	(626,036)

Effects of exchange rate changes on cash and cash equivalents	119	472	(400)	661

Increase (decrease) in cash and cash equivalents	98,832	333,635	(332,813)	384,176
Cash and cash equivalents at beginning of period	495,107	480,384	926,752	429,843

Cash and cash equivalents at end of period	$593,939	$814,019	$593,939	$814,019

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	September 29, 2019	% of Net Revenues			June 30, 2019	% of Net Revenues			September 30, 2018	% of Net Revenues
Net revenues	$582.0				$564.2				$566.8
Gross profit GAAP	$345.0	59.3%			$323.9	57.4%			$333.7	58.9%
Inventory step-up	—	—			0.4	0.1%			—	—

Gross profit non-GAAP	$345.0	59.3%			$324.3	57.5%			$333.7	58.9%
Income from operations — GAAP	$154.9	26.6%			$134.0	23.8%			$143.6	25.3%
Acquired intangible assets amortization	9.6	1.6%			10.1	1.8%			11.1	2.0%
Equity modification charge (1)	2.1	0.4%			—	—			—	—
Restructuring and other (2)	(6.5)	-1.1%			(10.4)	-1.8%			1.7	0.3%
Inventory step-up	—	—			0.4	0.1%			—	—

Income from operations — non-GAAP	$160.1	27.5%			$134.1	23.8%			$156.4	27.6%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	September 29, 2019	% of Net Revenues	Basic	Diluted	June 30, 2019	% of Net Revenues	Basic	Diluted	September 30, 2018	% of Net Revenues	Basic	Diluted
Net income — GAAP	$135.9	23.4%	$0.80	$0.75	$97.4	17.3%	$0.57	$0.55	$120.0	21.2%	$0.65	$0.63
Acquired intangible assets amortization	9.6	1.6%	0.06	0.05	10.1	1.8%	0.06	0.06	11.1	2.0%	0.06	0.06
Interest and other (3)	3.5	0.6%	0.02	0.02	3.4	0.6%	0.02	0.02	3.3	0.6%	0.02	0.02
Equity modification charge (1)	2.1	0.4%	0.01	0.01	—	—	—	—	—	—	—	—
Restructuring and other (2)	(6.5)	-1.1%	(0.04)	(0.04)	(10.4)	-1.8%	(0.06)	(0.06)	1.7	0.3%	0.01	0.01
Pension mark-to-market adjustment (3)	—	—	—	—	0.4	0.1%	0.00	0.00	0.3	0.1%	0.00	0.00
Inventory step-up	—	—	—	—	0.4	0.1%	0.00	0.00	—	—	—	—
Exclude discrete tax adjustments (4)	(7.7)	-1.3%	(0.05)	(0.04)	13.9	2.5%	0.08	0.08	0.3	0.1%	0.00	0.00
Non-GAAP tax adjustments	(3.5)	-0.6%	(0.02)	(0.02)	(2.0)	-0.4%	(0.01)	(0.01)	(3.4)	-0.6%	(0.02)	(0.02)
Convertible share adjustment	—	—	—	0.02	—	—	—	0.02	—	—	—	0.01

Net income — non-GAAP	$133.4	22.9%	$0.79	$0.77	$113.2	20.1%	$0.66	$0.66	$133.3	23.5%	$0.72	$0.71

GAAP and non-GAAP weighted average common shares — basic	169.6				171.2				185.7
GAAP weighted average common shares — diluted	180.5				178.6				190.5
Exclude dilutive shares related to convertible note transaction	(5.8)				(6.2)				(3.1)

Non-GAAP weighted average common shares — diluted	174.7				172.4				187.4

(1)   For the quarter ended September 29, 2019, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(2) Restructuring and other consists of:

	Quarter Ended
	September 29, 2019				June 30, 2019				September 30, 2018
Contingent consideration fair value adjustment	$(7.8)				$(11.7)				$(0.8)
Acquisition related expenses and compensation	0.5				0.5				0.8
Employee severance	0.8				0.8				1.7

	$(6.5)				$(10.4)				$1.7

(3)

For the quarters ended September 29, 2019, June 30, 2019 and September 30, 2018, adjustment to exclude non-cash convertible debt interest expense. For the quarters ended June 30, 2019 and September 30, 2018, adjustment to exclude actuarial losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)

For the quarters ended September 29, 2019, June 30, 2019 and September 30, 2018, adjustment to exclude discrete income tax items. For the quarter ended June 30, 2019, GAAP income tax provision includes a $15 million tax provision related to the finalization of our toll tax charge.

	Nine Months Ended
	September 29, 2019	% of Net Revenues			September 30, 2018	% of Net Revenues
Net Revenues	$1,640.3				$1,581.2
Gross profit GAAP	$956.6	58.3%			$910.9	57.6%
Inventory step-up	0.4	0.0%			0.4	0.0%

Gross profit non-GAAP	$957.0	58.3%			$911.3	57.6%
Income from operations — GAAP	$382.0	23.3%			$361.5	22.9%
Acquired intangible assets amortization	30.4	1.9%			28.6	1.8%
Equity modification charge (1)	2.1	0.1%			—	—
Restructuring and other (2)	(11.8)	-0.7%			3.8	0.2%
Inventory step-up	0.4	0.0%			0.4	0.0%

Income from operations — non-GAAP	$403.1	24.6%			$394.3	24.9%

			Net Income per Common Share				Net Income per Common Share
	September 29, 2019	% of Net Revenues	Basic	Diluted	September 30, 2018	% of Net Revenues	Basic	Diluted
Net income — GAAP	$342.4	20.9%	$2.00	$1.92	$308.0	19.5%	$1.62	$1.57
Acquired intangible assets amortization	30.4	1.9%	0.18	0.17	28.6	1.8%	0.15	0.15
Interest and other (3)	10.2	0.6%	0.06	0.06	9.7	0.6%	0.05	0.05
Equity modification charge (1)	2.1	0.1%	0.01	0.01	—	—	—	—
Restructuring and other (2)	(11.8)	-0.7%	(0.07)	(0.07)	3.8	0.2%	0.02	0.02
Inventory step-up	0.4	0.0%	0.00	0.00	0.4	0.0%	0.00	0.00
Pension mark-to-market adjustment (3)	0.4	0.0%	0.00	0.00	0.2	0.0%	0.00	0.00
Exclude discrete tax adjustments (4)	(23.9)	-1.5%	(0.14)	(0.13)	(6.5)	-0.4%	(0.03)	(0.03)
Non-GAAP tax adjustments	(9.0)	-0.5%	(0.05)	(0.05)	(8.7)	-0.6%	(0.05)	(0.04)
Convertible share adjustment	—	—	—	0.06	—	—	—	0.03

Net income — non-GAAP	$341.2	20.8%	$1.99	$1.97	$335.5	21.2%	$1.76	$1.74

GAAP and non-GAAP weighted average common shares — basic	171.5				190.6
GAAP weighted average common shares — diluted	178.7				196.3
Exclude dilutive shares from convertible note	(5.9)				(4.0)

Non-GAAP weighted average common shares — diluted	172.8				192.3

(1)   For the nine months ended September 29, 2019, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(2) Restructuring and other consists of:

	Nine Months Ended
	September 29, 2019				September 30, 2018
Contingent consideration fair value adjustment	$(16.5)				$(9.2)
Acquisition related expenses and compensation	2.3				4.1
Employee severance	2.4				7.9
Other	—				0.9

	$(11.8)				$3.8

(3)   For the nine months ended September 29, 2019 and September 30, 2018, Interest and other included non-cash convertible debt interest expense. For the nine months ended September 29, 2019 and September 30, 2018, adjustments to exclude actuarial losses recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)   For the nine months ended September 29, 2019 and September 30, 2018, adjustment to exclude discrete income tax items. For the nine months ended September 29, 2019, GAAP income tax provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return and includes a $15 million tax provision related to the finalization of our toll tax charge.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2019 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$590 million	to	$630 million
GAAP net income per diluted share	$0.63		$0.74
Exclude acquired intangible assets amortization	0.06		0.06
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.03		0.03

Non-GAAP net income per diluted share	$0.73		$0.84

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations